Exhibit 99.1

SRM Entertainment to Unveil Custom Design Programs at the 2024

Las Vegas Souvenir & Resort Gift Show

Event Dates: September 17th – 20th, 2024

Location: Las Vegas Convention Center

Booth Number: 2549

Souvenier & Resort Gift Show 2024

JUPITER, FL / September 12, 2024 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company” or “SRM”) is thrilled to announce its participation in the 2024 Las Vegas Souvenir & Resort Gift Show, the premier event for the gift and souvenir industry, taking place from September 17th through September 20th at the Las Vegas Convention Center. At Booth 2549, SRM will debut several innovative product lines, including the highly anticipated wireless remote RGB LED Custom Light Stick Designs and the Sip With Me drink cup collection. The Company’s President will be in attendance, personally showcasing these dynamic products, and SRM encourages all retailers, and industry professionals to visit the booth for a firsthand look at these exciting new offerings.

Why Attend the Las Vegas Souvenir & Resort Gift Show?

The Las Vegas Souvenir & Resort Gift Show is one of the largest events in North America for retailers seeking the latest trends in resort, gift, and souvenir merchandise. This show attracts thousands of buyers from across the world, including resort and amusement park operators, hotel gift shops, theme parks, and travel retail outlets. Attendees range from entrepreneurs and small business owners to representatives from major chains and large-scale venue operators, providing an unparalleled networking opportunity for businesses like SRM Entertainment.

This year, the event will feature over 1,300 exhibitors showcasing high-margin products, including custom souvenirs, resort wear, toys, and interactive merchandise. It’s a must-attend for decision-makers looking for unique, technology-driven solutions for their retail operations. With buyers from around the globe, including retail executives and resort gift shop buyers. The show serves as a pivotal platform for businesses to debut their latest innovations.

SRM’s Spotlight Product Lineup: What to Expect at Booth 2549

1. RGB LED Custom Light Stick Designs

These Bluetooth-controlled light sticks are designed with, the Company believes, cutting-edge RGB LED technology and feature an integrated custom app. Tailored for the Location-Based Entertainment (LBE) industry, these light sticks offer dynamic entertainment solutions that can enhance the customer experience at theme parks, concerts, sports venues, and even in-home settings. Through Bluetooth connectivity, users can sync the light sticks with customized app controls to create immersive, interactive experiences.

2. “Sip With Me” Drink Cups

SRM will also debut the customizable Sip With Me drink cup collection, a fun, creative line of drinkware designed to stand out in the souvenir and gift space. These cups provide retailers with personalization options to match any theme or occasion, making them perfect for resorts, amusement parks, and corporate gift shops. The design possibilities are endless, offering retailers a new way to engage customers with products that are not only functional but also memorable keepsakes.

3. Custom Design Programs

In addition to its core product lines, SRM will present its Custom Design Programs, showcasing the Company’s ability to create fully customized merchandise solutions. These programs are ideal for businesses looking to enhance their branding through unique, technology-driven products. SRM’s team of experts will be available at the booth to discuss how these custom solutions can fit the needs of location-based entertainment venues, resorts, and other retailers.

Why This Event is Important for SRM Entertainment

1. Positioning SRM as a Leader in Innovative Souvenir and Gift Solutions

The Las Vegas Souvenir & Resort Gift Show provides SRM with a premier platform to position itself as a leader in the souvenir and resort gift space. By showcasing our new products and custom programs to a highly influential audience, SRM may be able to secure valuable partnerships with top retailers, resorts, and entertainment venues from around the world. The visibility SRM gains from this event will help drive brand recognition and cement its reputation as a provider of cutting-edge merchandise solutions.

2. Expanding into the Location-Based Entertainment (LBE) Market

The introduction of SRM’s RGB LED Custom Light Stick Designs is a significant move into the LBE market, which includes amusement parks, sports arenas, and entertainment venues. The technology-driven features of these products offer dynamic, interactive experiences that appeal to venue operators looking to enhance customer engagement and drive new revenue streams. By leveraging this event, SRM may be able to form relationships with key players in the LBE sector, providing a strong foundation for growth in this high-potential market.

3. Strategic Partnerships and Sales Opportunities

SRM’s participation in this event may help the Company forge new partnerships with large-scale retailers and venue operators who are seeking unique, technology-enhanced solutions for their souvenir and gift shops. The Company believes its combination of innovative design capabilities and custom programs may position it as a key player in helping these businesses create memorable customer experiences, which in turn will drive sales and brand loyalty.

Taft Flittner, SRM Entertainment’s President, will be on-site throughout the event, available to meet with industry professionals, and potential partners. We encourage all attendees to stop by Booth 2549 to engage with our team, ask questions, and experience our innovative product lines firsthand. Taft’s presence demonstrates the Company’s commitment to building relationships and sharing our vision for future growth.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts - SeaWorld and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements, including, but not limited to, the possibility of securing partnerships with top retailers, resorts, and entertainment venues and the possibility of forming relationships with key players in the LBE sector, in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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